SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 23, 1998
                                -----------------
                                 Date of Report
                        (Date of earliest event reported)

                          Consolidated Eco-System, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)

                0-25970                                   82-0464589
                -------                                   ----------
       (Commission file number)                (IRS employer identification no.)

         3201 West 65th Street
            Little Rock, AR                                  72209
            ---------------                                  -----
(Address of principal executive offices)                  (Zip code)

                                 (501) 570-0356
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Information.

      On November 23, 1998, Consolidated Eco-Systems, Inc. was provided with a general notice of potential liability by the United States Environmental Protection Agency ("EPA"). The notice was given regarding the release or threat of release of hazardous substances, pollutants and contaminants into the environment from the premises in Wooster, Ohio which had been previously utilized by the Company's 7-7, Inc. subsidiary. 7-7, Inc. was effectively closed in March, 1998 by the action of one of its primary creditors. The notice specified that the EPA was planning to spend public funds to investigate and control the releases or threats of release of the hazardous substances, pollutants, and contaminants.

      The notice given by the EPA relates to chemicals and environmental samples left in an on-site laboratory at the former 7-7, Inc. premises, chemicals in a flammable storage shed at the former 7-7, Inc. premises, and roll-off boxes and material in roll-off boxes left on the premises of the former 7-7, Inc. premises.

      The Company believes that there are approximately 100 roll-off cars, each holding either 20 or 30 cubic yards, on the former 7-7, Inc. premises. It is believed that many of the roll-off cars contain coal tar wastes or recycled coal tar wastes.

      Without limiting its defenses, Consolidated Eco-Systems, Inc. believes that its subsidiary, 7-7, Inc., may be responsible for costs in the matter. Consolidated Eco-Systems, Inc. is attempting to negotiate a resolution with the EPA.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONSOLIDATED ECO-SYSTEMS, INC.


                                        /s/ James J. Connors, Jr.
                                        ----------------------------------------
                                        James J. Connors, Jr.
                                        President

Date: December 7, 1998


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